                                                                      Exhibit 11
                                                                      ----------

                            Template Software, Inc.
                    Computation of Earnings per Common Share
                                  (Unaudited)

                                                                                          Primary Earnings Per Share
                                                                                     For the Three Months Ended May 31,
                                                                        -----------------------------------------------------------
                                                                           1997            1996             1997            1996
                                                                        -----------------------------------------------------------
Net income                                                               $  579,955      $  144,691      $  987,169     $  300,805
                                                                        ===========================================================

Weighted average shares of common shares outstanding                      4,324,774       2,182,994       3,622,961      2,182,994

Weighted average effect of common shares equivalents
(using the treasury stock method)                                         1,520,536       1,471,460       1,864,261      1,471,460

Common shares issued within one year of initial filing                            -          64,014               -         64,014

Common shares equivalents issued within one year of initial filing                -         940,532               -        940,532
                                                                        -----------------------------------------------------------
Primary Shares                                                            5,845,310       4,659,000       5,487,222      4,659,000
                                                                         ===========================================================
Primary net income per common share and common share equivalents         $     0.10      $     0.03      $     0.18     $     0.06
                                                                        ===========================================================



                                                                                          Fully Diluted Earnings Per Share
                                                                                         For the Three Months Ended May 31,

                                                                        -----------------------------------------------------------
                                                                           1997             1996            1997           1996
                                                                        -----------------------------------------------------------

Net income                                                               $  579,955      $  144,691      $  987,169     $  300,805
                                                                        ===========================================================

Weighted average shares of common shares outstanding                      4,324,774       2,182,994       3,622,961      2,182,994

Weighted average effect of common shares equivalents
(using the treasury stock method)                                         1,676,516       1,471,460       1,864,261      1,471,460

Common shares issued within one year of initial filing                            -          64,014               -         64,014

Common shares equivalents issued within one year of initial filing                -         940,532               -        940,532

                                                                        -----------------------------------------------------------
Fully diluted shares                                                      6,001,290       4,659,000       5,487,222      4,659,000
                                                                        ===========================================================


Fully diluted net income per common share and common share equivalents   $     0.10      $     0.03      $     0.18     $     0.06
                                                                        ===========================================================